UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AIT Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-3812456
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
2 Ilan Ramon, Science Park Ness Ziona, Israel	7403635
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: _________________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.0001 per share
(Title of class)

Item 1.  Description of Registrant’s Securities to be Registered.

AIT Therapeutics, Inc., a Delaware corporation (the “Registrant”), is registering hereunder its common stock, par value $0.0001 per share (the “Common Stock”).  For a description of the Common Stock, reference is made to the information with respect to the Common Stock set forth under the heading “Description of Securities” contained in the Registrant’s Registration Statement on Form S-1 (File No. 333-216287), as filed with the U.S. Securities and Exchange Commission on February 27, 2017, which description is incorporated herein by reference.

Item 2.  Exhibits.

Exhibit Number	Description

3.1
Amended and Restated Certificate of Incorporation of AIT Therapeutics, Inc., filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on January 20, 2017 and incorporated herein by reference.

3.2	Amended and Restated Bylaws of AIT Therapeutics, Inc. filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on January 20, 2017 and incorporated herein by reference.

4.1	Form of Common Stock certificate, filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on January 20, 2017 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 14, 2017	AIT Therapeutics, Inc. By: /s/ Amir Avniel Amir Avniel President and Chief Executive Officer